UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2024

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Avenue

Sunnyvale, California 94085

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2006 Employee Equity Incentive Plan, as amended

At the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (“Synopsys”) held on April 10, 2024, Synopsys’ stockholders approved Synopsys’ 2006 Employee Equity Incentive Plan, as amended (the “Amended Employee Equity Plan”), in order to, among other items, (i) increase the number of shares of common stock available for issuance under the plan by 3,400,000 shares, (ii) eliminate the term of the plan, and (iii) provide that incentive stock options may be granted without stockholder approval until the ten-year anniversary of the Board of Directors’ (the “Board”) approval of the plan. Synopsys’ Board and the Compensation and Organizational Development Committee of the Board previously approved the Amended Employee Equity Plan, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended Employee Equity Plan.

A summary of the Amended Employee Equity Plan is set forth in Proposal 2 to Synopsys’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 16, 2024 (the “Proxy Statement”), which is incorporated by reference herein. The summary and the description above of the Amended Employee Equity Plan do not purport to be complete and are qualified in their entirety by reference to the Amended Employee Equity Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)(b) Annual Meeting Results

As described in Item 5.02(e) above, Synopsys held its Annual Meeting on April 10, 2024. As of the record date of February 12, 2024, 152,542,368 shares of Synopsys common stock were outstanding and entitled to vote at the Annual Meeting. A total of 135,232,758 shares of Synopsys common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Synopsys’ stockholders voted on five proposals at the Annual Meeting. The proposals are further described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Synopsys’ stockholders elected eleven directors to the Board, to serve until the next annual meeting of stockholders or until their successors are elected. The voting results regarding this proposal are set forth below:

	For	Against	Abstain	Broker Non-Votes
Aart J. de Geus	118,340,281	4,551,799	283,152	12,057,526
Roy Vallee	117,877,158	4,625,439	672,635	12,057,526
Sassine Ghazi	122,038,509	851,731	284,992	12,057,526
Luis Borgen	122,523,194	351,324	300,714	12,057,526
Marc N. Casper	121,919,834	929,672	325,726	12,057,526
Janice D. Chaffin	104,324,635	18,283,296	567,301	12,057,526
Bruce R. Chizen	98,123,574	24,373,498	678,160	12,057,526
Mercedes Johnson	120,490,565	2,395,400	289,267	12,057,526
Robert G. Painter	119,838,072	3,010,867	326,293	12,057,526
Jeannine P. Sargent	118,756,371	4,128,191	290,670	12,057,526
John G. Schwarz	112,772,805	10,105,200	297,227	12,057,526

Proposal 2: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended Employee Equity Plan. The Amended Employee Equity Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	116,209,481
Against:	6,832,835
Abstain:	132,916
Broker Non-Votes:	12,057,526

Proposal 3: Synopsys’ stockholders approved, on an advisory basis, the compensation of Synopsys’ named executive officers as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	113,964,133
Against:	9,037,287
Abstain:	173,812
Broker Non-Votes:	12,057,526

Proposal 4: Synopsys’ stockholders ratified the selection of KPMG LLP as Synopsys’ independent registered public accounting firm for the fiscal year ending November 2, 2024. The voting results regarding this proposal are set forth below:

For:	126,718,708
Against:	8,378,074
Abstain:	135,976
Broker Non-Votes:	0

Proposal 5: Synopsys’ stockholders did not approve the stockholder proposal regarding an independent board chair requirement. The voting results regarding this proposal are set forth below:

For:	40,198,947
Against:	82,612,726
Abstain:	363,559
Broker Non-Votes:	12,057,526

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	2006 Employee Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 12, 2024	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary